                                                                   EXHIBIT 10.8

                       SECOND AMENDMENT TO LOAN AGREEMENT

      THIS SECOND AMENDMENT TO LOAN AGREEMENT ("Amendment") is made as of the 29th day of JUNE, 2004, by and among UNIVERSAL TRUCKLOAD SERVICES, INC., a corporation organized and existing under the laws of Michigan with its principal place of business at 11355 Stephens Road, Warren, Michigan 48089 (the "Borrower"), UNIVERSAL AM-CAN, LTD., a corporation organized and existing under the laws of Delaware with its principal place of business at 11355 Stephens Road, Warren, Michigan 48089 ("Universal"), THE MASON AND DIXON LINES, INCORPORATED, a corporation organized and existing under the laws of Delaware with its principal place of business at 11355 Stephens Road, Warren, Michigan 48089 ("Mason Dixon"), MASON DIXON INTERMODAL, INC., a corporation organized and existing under the laws of Michigan with its principal place of business at 11355 Stephens Road, Warren, Michigan 48089 ("Mason Intermodal"), ECONOMY TRANSPORT, INC., a corporation organized and existing under the laws of Michigan with its principal place of business at 11355 Stephens Road, Warren. Michigan 48089 ("Economy"), and LOUISIANA TRANSPORTATION, INC., a corporation organized and existing under the laws of Michigan with its principal place of business at 11355 Stephens Road, Warren, Michigan 48089 ("Louisiana") (Universal, Mason Dixon, Mason Intermodal, Economy and Louisiana sometimes herein collectively referred to as "Co-Borrowers"), and FIRST TENNESSEE BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the statutes of the United States of America, with its principal place of business at 165 Madison Avenue, Memphis, Tennessee 38103 (the "Bank").

                                Recitals of Fact

      Pursuant to the terms and provisions of that certain Loan Agreement ("Loan Agreement"), bearing date of the 31st day of December, 2001, among Borrower, Mason Dixon, Universal and the Bank, the Bank, as amended by First Amendment to Loan Agreement dated May 11, 2004, among Borrower. Mason Dixon, Universal and Mason Intermodal, the Bank committed to make loans and advances and extensions of credit to the Borrower and/or Co-Borrowers on a revolving credit basis, in an amount not to exceed, at any one time outstanding, the principal sum of Twenty Million Dollars ($20,000,000.00). Borrower has requested an increase in its loan and additional subsidiaries of the Borrower are being added as Co-Borrowers of the loan and, as a result thereof, it is necessary to amend the Loan Agreement.

      NOW, THEREFORE, for and in consideration of the premises, as set forth in the Recitals of Fact, and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, it is agreed by the parties as follows:

                                   Agreements

      1. Section One of the Loan Agreement is hereby amended by adding the following definitions:

            "Economy Security Agreement" means the Security Agreement dated June 29, 2004, executed by Economy and all amendments or modifications thereto, pledging its Accounts Receivable as security for the Loan.

            "Louisiana Security Agreement" means the Security Agreement dated June 29, 2004, executed by Louisiana and all amendments or modifications thereto, pledging its Accounts Receivable as security for the Loan.

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      2. Section One of the Loan Agreement is hereby amended by amending the definitions of "Account Debtor," "Accounts Receivable," "Accounts," "Loan Agreement," "Note," "Security Agreements," and "Termination Date," as follows:

            "Account Debtor" shall mean any Person, which is now, or hereafter obligated or indebted to any Co-Borrower on any Account Receivable.

            "Accounts Receivable" or "Accounts" shall mean all amounts owed to a Co-Borrower on account of sales, leases or rentals of goods or services rendered in the ordinary course of the applicable Co-Borrower's trade or business, but excluded from this definition are any accounts arising out of the leasing of trucks, trailers, tractors and equipment.

            "Loan Agreement" means this Loan Agreement between the Borrower, Universal, Mason Dixon and the Bank dated December 31, 2001, as amended by the First Amendment to Loan Agreement dated May 11, 2004, between Borrower, Universal, Mason Intermodal, Mason Dixon and the Bank, as amended by Second Amendment to Loan Agreement dated June 29, 2004, among Borrower, Universal, Mason Dixon, Mason Intermodal, Economy, Louisiana and Bank.

            "Note" means the promissory note of the Borrower, Mason Dixon and Universal dated December 31, 2001, in the principal amount of Twenty Million Dollars ($20,000,000.00), payable to the order of the Bank, as amended by Amended and Restated Promissory Note of Borrower, Mason Dixon, Mason Intermodal and Universal dated May 11, 2004, in the principal amount of Twenty Million Dollars ($20,000,000.00), as amended by the Second Amended and Restated Promissory Note of Borrower, Mason Dixon, Universal, Mason Intermodal, Economy and Louisiana dated June 29, 2004, in the principal amount of Forty Million Dollars ($40,000,000.00), which evidences the Loan, as such note may be modified, renewed or extended from time to time; and any other note or notes executed at any time to evidence the Loan in whole or in part.

            "Security Agreements" shall mean the Universal Security Agreement, the Mason Intermodal Security Agreement, the Mason Dixon Security Agreement, the Economy Security Agreement and the Louisiana Security Agreement.

            "Termination Date" shall mean the 31st day of August, 2005, unless such date is extended pursuant to the provisions of Section 9.12 hereof, in which event such extended date shall be the Termination Date.

      3. Sections 2.1, 2.3 and 3.1 of the Loan Agreement are hereby modified as follows:

            2.1 The Commitment. Subject to the terms and conditions herein set out, the Bank agrees and commits, from time to time, from the Closing Date until the Termination Date, to make loan advances to the Borrower, and/or any Co-Borrower and to issue letters of credit, all in an aggregate principal amount not to exceed, at any one time outstanding, the lesser of
      (a) Forty Million Dollars ($40,000,000.00); or (b) the Borrower's Borrowing Base, as defined in Section One.

            2.3 The Note and Interest. (a) All advances with respect to the Loan shall be evidenced by the promissory note of the Borrower, payable to the order of the Bank in the principal amount of Forty Million Dollars ($40,000,000.00), in form substantially the same as the copy of the Note attached hereto as EXHIBIT "B." The entire principal amount of the Loan shall be due and payable on the Termination Date. The unpaid principal balances of the Loan shall bear interest from the Closing Date on disbursed and unpaid principal balances (calculated on the basis of a year of 360 days) at a rate per annum as specified in the Note. Said interest shall be payable monthly on the first day of each month after the Closing Date, with the final installment of interest being due and payable on the Termination Date, or on such earlier date as the Loan shall become due and payable.

            (b) In the event that the Bank should at any time agree to increase the Committed Amount, the Borrower and Co-Borrowers will either execute a new note for the amount of such increase, or a new note for the aggregate increased Committed Amount; and in either event, the term "Note", as used herein, shall be deemed to mean and include such new note, as the circumstances shall require.

            3.1 Required Repayments. In the event that the outstanding principal balance of the Loan shall at any time exceed the Borrower's Borrowing Base, the Borrower and/or any Co-Borrower will, within two (2) Business Days upon discovery of the existence of such excess, make a principal payment which will reduce the outstanding principal balance of the Loan to an amount which does not exceed the Borrowing Base.

      4. Sections 5.1, 5.2, 5.4 and 5.11 of the Loan Agreement are amended to read as follows:

            5.1 Incorporation. It is a corporation duly organized, validly existing and in good standing under the laws of the State of Michigan; it has the power and authority to own its properties and assets and is duly qualified to carry on its business in every jurisdiction wherein such qualification is necessary. Each Co-Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware (or Michigan, as to Mason Intermodal, Economy and Louisiana); each has the power and authority to own its properties and assets and is duly qualified to carry on their business in every jurisdiction wherein such qualification is necessary.

            5.2 Power and Authority. The execution, delivery and performance of this Loan Agreement and the Note and Security Agreements, executed pursuant thereto by the Borrower and/or any Co-Borrower, have been duly authorized by all requisite action and will not violate any provision of law, any order of any court or other agency of government, the Articles of Incorporation or Bylaws of the Borrower or any Co-Borrower, any provision of any indenture, agreement or other instrument to which Borrower or any Co-Borrower is a party, or by which Borrower's or any Co-Borrower's properties or assets are bound, or be in conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of Borrower or any Co-Borrower, or any Subsidiary of the Borrower except for liens and other encumbrances provided for and securing the indebtedness covered by this Loan Agreement.

            5.4 Title to Assets. Borrower and each Co-Borrower have good and marketable title to material properties and assets shown to be owned by them as reflected on the balance sheet referred to in Section 5.3 hereof, except for (i) such assets as have been disposed of since said date as no 1onger used or useful in the conduct of business, (ii) Accounts Receivable collected and properly accounted for, and (iii) items which have been amortized in accordance with Generally Accepted Accounting Principles applied on a consistent basis.

            5.11 Subsidiaries. Borrower owns no Subsidiary actively engaged in business other than Universal, Mason Intermodal, Mason Dixon, Economy Transport, Inc. and Louisiana Transportation, Inc., which are wholly-owned Subsidiaries. Neither Universal, Mason Intermodal nor Mason Dixon own any Subsidiary.

      5. Section 6.5(iii) of the Loan Agreement is hereby amended to read as follows:

            (iii) Borrower shall furnish to Bank monthly (or at such other frequency as Bank may require), a Periodic Report (Borrowing Base Certificate) executed by a duly authorized officer of Borrower substantially in the form of EXHIBIT "D" attached hereto and each of Co-Borrower shall also furnish the aging report required under Section 5(f) of the Security Agreements.

      6. Section 6.8 of the Loan Agreement is hereby amended to read as follows:

                  6.8 Financial Covenants. Maintain the following financial
            status as of the end of each fiscal quarter of the Borrower as hereinafter set forth, on a consolidated basis with all subsidiaries, and each defined term used in this Section 6.8, or incorporated or used in the calculations herein required of any defined term, shall be determined on a consolidated basis of Borrower, and all subsidiaries:

                  (i) As of the fiscal quarter ending June 30, 2004 and as of the end of each fiscal quarter thereafter, a Tangible Net Worth of not less than Fifteen Million Dollars ($15,000,000.00).

                  (ii) As of the fiscal quarter ending June 30, 2004 and as of the end of each fiscal quarter thereafter, a ratio of total liabilities to Tangible Net Worth of no more than 4.0 to 1.0.

      7. Section 7.2 of the Loan Agreement is hereby amended to read as follows:

            7.2 Additional Encumbrances. Pledge or grant a lien on or a security interest in any of the assets being pledged under any of the Security Agreements, other than the liens in favor of the Bank.

      8. Section Eight of the Loan Agreement is hereby amended in its entirety to read as follows:

      SECTION EIGHT: AFFIRMATIVE AND NEGATIVE COVENANTS OF CO-BORROWERS.

            Borrower and each Co-Borrower covenant and agree that from the date hereof and until payment in full of the principal of and interest on the Loan, unless the Bank shall otherwise consent in writing, such consent to be at the discretion of the Bank,:

                  8.1 [Section 8.1 is deleted in its entirety]

            8.2 Right of Inspection. Borrower and each Co-Borrower shall permit the Bank, upon two (2) Business Days notice to visit and inspect any of the properties, corporate books and financial reports of the Borrower and each Co-Borrower and to discuss its affairs, finances and accounts with its principal officers, at all such reasonable times and as often as the Bank may reasonably request.

            8.3 Further Encumbrances. No Co-Borrower shall pledge or grant a lien on or a security interest in any of its assets being pledged under the Security Agreements, other than the liens in favor of the Bank.

      9. Sections 9.3, 9.4, 9.5, 9.6 and 9.8 of the Loan Agreement are hereby amended to read as follows:

            9.3 Representation or Warranty. Any representation or warranty made by the Borrower herein or in any of the Security Agreements, or in any report, certificate, financial statement or other writing furnished in connection with or pursuant to this Loan Agreement shall prove to be false, misleading or incomplete in any material respect on the date as of which made or any representation or warranty made by any Co-Borrower in any of the Security Agreements, or in any report, certificate, financial statement or other writing furnished in connection with or pursuant to the Security Agreements or this Loan Agreement shall prove to be false, misleading or incomplete in any material respect on the date as of which made; or

            9.4 Covenants. The Borrower or any Co-Borrower defaults in the performance or observance of any covenant, condition, agreement or undertaking on its part to be performed or observed, as contained herein, in any of the Security Agreements or in any other instrument or document which now or hereafter evidences, secures or relates to all or any part of the Loan or any extensions of credit made pursuant hereto; or

            9.5 Bankruptcy, Etc. The Borrower or any Co-Borrower shall make an assignment for the benefit of creditors, file a petition in bankruptcy, petition or apply to any tribunal for the appointment of a custodian, receiver or any trustee for it or him or a substantial part of its, his or her assets, or shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or if there shall have been filed any such petition or application, or any such proceeding shall have been commenced against Borrower or any Co-Borrower in which an order for relief is entered or which remains undismissed for a period of thirty (30) days or more; or Borrower or any Co-Borrower by any act or omission shall indicate its, his or her consent to, approval of or acquiescence in any such petition, application or proceeding or order for relief or the appointment of a custodian, receiver or any trustee for it or him or any substantial part of any of its, his or her properties, or shall suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of thirty (30) days or more; or any Co-Borrower shall generally not pay its, his or her debts as such debts become due; or

            9.6 Concealment of Property, Etc. The Borrower or any Co-Borrower shall have concealed, removed, or permitted to be concealed or removed, any part of its, his or her property, with intent to hinder, delay or defraud its, his or her creditors or any of them, or made or suffered a transfer of any of its, his or her property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or shall have made any transfer of its, his or her property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid; or shall have suffered or permitted, while insolvent, any creditor to obtain a lien upon any of its, his or her property through legal proceedings or distraint which is not vacated within thirty (30) days from the date thereof; or

            9.8 Notice and Cure Periods. The occurrence of any foregoing events listed in Sections 9.1, 9.2, 9.3, 9.4, 9.5, 9.6 and 9.7 hereof shall be an Event of Default if the same remains uncured in full after the Bank has provided written notice to Borrower, and to the applicable Co-Borrower (as the case may be) of such default and Borrower's or the applicable Co-Borrower's failure to cure within the applicable Cure Period.

      10. Section 10.4 of the Loan Agreement is hereby modified to read as follows:

            10.4 Survival of Agreements; Assignments. All agreements, representations and warranties made herein shall survive the delivery of the Note. This Loan Agreement shall be binding upon, and inure to the benefit of the parties hereto and their respective heirs, successors, and permitted assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest therein and Bank shall not have the right to assign any part of the Loan or grant participations therein without the consent of the Borrower whose consent shall not be unreasonably withheld; provided Borrower consents to the participation in the Loan by Branch Banking & Trust Company ("BB&T"). Furthermore, BB&T shall not have any right to assign or grant any interest in their participation in the Loan without the consent of the Borrower whose consent shall not be unreasonably withheld.

      11. Section 10.14 of the Loan Agreement is hereby modified to read as follows:

            10.14 Fees and Expenses. The Borrower agrees to pay, or reimburse the Bank for, the actual out of pocket expenses, including reasonable counsel fees and fees of any accountants, inspectors or other similar experts, on a time and charges basis, as reasonably deemed necessary by the Bank, incurred by the Bank in connection with the development, preparation, execution, amendment, recording, administration [excluding the salary of Bank's employees and Bank's normal and usual overhead expenses, but including the costs of any field exams of Borrower and each Co-Borrower, which, so long as there is no Event of Default, shall not exceed Four Thousand Dollars ($4,000.00) annually] or enforcement of, or the preservation of any rights under this Loan Agreement, the Note, the Security Agreements, and any other instrument or document which now or hereafter secures the Loan.

      12. Section 10.22 of the Loan Agreement is hereby deleted in its entirety.

      13. Exhibit "A" to the Loan Agreement is hereby deleted in its entirety and inserted in lieu thereof is EXHIBIT "A" attached hereto.

      14. The Loan Agreement is further modified and amended by the addition thereto of a new exhibit, being EXHIBIT "B," in form and substance substantially the same as EXHIBIT "B" attached to this Amendment.

      15. Acquisition. It is understood that Borrower, or one of its existing subsidiaries who is already a Co-Borrower, may be acquiring AFA Enterprises, Inc. ("AFA") and its subsidiaries ("AFA Subsidiaries"), certain of which AFA Subsidiaries [namely, Great American Lines, Inc. and Great American Logistics, Inc. (the "New Co-Borrowers")] the Borrower wishes to make parties to this Agreement as additional Co-Borrowers. The Bank consents to certain AFA Subsidiaries being made parties to this Agreement so as to become Co-Borrowers under the following terms:

            (a) Borrower provides Bank evidence satisfactory to Bank of that Borrower, or one of the Co-Borrowers, has acquired AFA and the AFA Subsidiaries including the New Co-Borrowers, AFA is the subsidiary of the Borrower or one of the Co-Borrowers and the New Co-Borrowers are subsidiaries of AFA and that such subsidiaries are the only subsidiaries of AFA that have or generate Accounts Receivables.

            (b) Borrower has provided UCC lien searches on each New Co-Borrower showing no liens or encumbrances filed against the assets of the New Co-Borrower.

            (c) Borrower, Co-Borrowers and each New Co-Borrower execute and deliver to Bank a Third Amendment to the Loan Agreement, attached as EXHIBIT "1" hereto, and a Third Amended and Restated Note, attached as EXHIBIT "2" hereto.

            (d) Each New Co-Borrower shall enter into a Security Agreement, the forms of which are attached hereto as EXHIBITS "3" AND "4."

            (e) Each of Universal, Mason Dixon, Mason Intermodal, Economy and Louisiana shall enter into an amendment to their respective Security Agreements in form attached as EXHIBITS "5," "6," "7," "8" AND "9" hereto.

            (f) Borrower shall provide charter, by-laws, certificates of good standing on each New Co-Borrower and certificates of no-change on Borrower, Universal, Mason Dixon, Mason Intermodal, Economy and Louisiana, certified by the secretary of each corporation, as well as resolutions from each of the Borrower, Universal, Mason Dixon, Mason, International, Louisiana and each of the New Co-Borrowers authorizing the execution, delivery and performance of the transactions contemplated by this Section.

            (g) An opinion of counsel for Borrower, each Co-Borrower and each New Co-Borrower in form similar to the opinions previously provided but also addressing the law of the state of Pennsylvania, as to each New Co-Borrower.

            (h) Borrower agrees to pay for all expenses (including reasonable attorney's fees and expenses on a time and charge basis) with respect to the modification.

            (i) Borrower shall have provided to Bank UCC-1's in the form attached as EXHIBIT "10" hereto.

      16. All terms and provisions of the Loan Agreement which are inconsistent with the provisions of this Amendment are hereby modified and amended to conform hereto; and, as so modified and amended, the Loan Agreement is hereby ratified, approved and confirmed. Except as otherwise may be expressly provided herein, this Amendment shall become effective as of the date set forth in the initial paragraph hereof.

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

      17. All references in all Loan Documents to the Loan Agreement shall, except as the context may otherwise require, be deemed to constitute references to the Loan Agreement as amended hereby.

      18. This Second Amendment to Loan Agreement may be executed in any number of counterparts by the different parties hereto, each of which when so executed and delivered shall be deemed an original and all of which when taken together shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the Borrower, Co-Borrowers' and the Bank have caused this Agreement to be executed by their respective officers, duly authorized so to do, all as of the day and year first above written.

UNIVERSAL TRUCKLOAD SERVICES, INC.,            UNIVERSAL AM-CAN, LTD.,
a Michigan corporation                         a Delaware corporation

By: /s/ Donald B. Cochran                      By: /s/ Donald B. Cochran
    ---------------------------------              -----------------------------
Title: President                               Title: President
                             BORROWER

FIRST TENNESSEE BANK NATIONAL                  THE MASON AND DIXON LINES,
ASSOCIATION                                    INCORPORATED
                                               a Delaware corporation

By: /s/ Gavin Turner                           By: /s/ Leo Blumenauer
    ---------------------------------              -----------------------------
Title: Loan Officer                            Title: President
                                 BANK

                                               ECONOMY TRANSPORT, INC.,
                                               a Michigan corporation

                                               By: /s/ James McManus
                                                   -----------------------------
                                               Title: President

                                               LOUISIANA TRANSPORTATION, INC.,
                                               a Michigan corporation

                                               By: /s/ Michael L. Whitaker
                                                   -----------------------------
                                               Title: President

                                               MASON DIXON INTERMODAL, INC.,
                                               a Michigan corporation

                                               By: /s/ J. H. Rubino
                                                   -----------------------------
                                               Title: President

                                                                    CO-BORROWERS

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